UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 2, 2023
Date of Report (Date of earliest event reported)

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657		36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

14901 South Orange Blossom Trail	Orlando	FL	32837
(Address of principal executive offices)			(Zip Code)

407 826-5050
Registrant's telephone number, including area code
_________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

Tupperware Brands Corporation (the “Company”) is filing this Current Report on Form 8-K to report its entry into the Debt Restructuring Agreement (as defined below), which is a comprehensive restructuring of the Company’s credit facility indebtedness that provides for, among other things, the reduction / reallocation of approximately $150 million of cash interest and fees, the extension of the stated maturity of approximately $348 million of principal and reallocated interest and fees to fiscal year 2027 with PIK interest, the reduction of amortization payments required to be paid through fiscal year 2025 by approximately $55 million, and immediate access to revolving borrowing capacity of approximately $21 million.

This Current Report also provides an update on the Company’s (a) delayed filings of its Annual Report on Form 10-K for fiscal year 2022 (the “Form 10-K”), its Quarterly Report on Form 10-Q for the quarter ended April 1, 2023 (the “Q1 Form 10-Q”), and its Quarterly Report on Form 10-Q for the quarter ended July 1, 2023 (the “Q2 Form 10-Q”), (b) compliance with the New York Stock Exchange (the “NYSE”) continued listing standards, and (c) composition of the board of directors of the Company (the “Board”).

All items are as described in further detail below.

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2023 (the “Debt Restructuring Effective Date”), the Company, Tupperware Products AG (the “Swiss Subsidiary Borrower” and, together with the Company, the “Borrowers”), and certain other subsidiaries of the Company entered into a Debt Restructuring Agreement (the “Debt Restructuring Agreement”), which among other things, waives certain events of default existing under, and restructures the credit facilities documented by, that certain Credit Agreement dated as of November 23, 2021 (as amended by that certain First Amendment to Credit Agreement dated as of August 1, 2022, that certain Second Amendment to Credit Agreement dated as of December 21, 2022, that certain Third Amendment to Credit Agreement, dated as of February 22, 2023, and that certain Fourth Amendment to Credit Agreement and Limited Waiver of Borrowing Conditions, dated as of May 5, 2023, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by the Debt Restructuring Agreement, the “Amended Credit Agreement”), by and among, among others, the Borrowers, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Existing Credit Agreement or the Amended Credit Agreement, as applicable.

The Debt Restructuring Agreement, among other things, provides for the reallocation and restructuring of all Global Tranche Revolving Loans, USD Term Loans, USD Term-2 Loans, and EUR Term Loans outstanding under the Existing Credit Agreement, together with all accrued and unpaid interest thereon and certain other fees and amounts outstanding thereunder, such that, after giving effect to such reallocation and restructuring, the credit facilities evidenced by the Amended Credit Agreement consist of the following: (i) Global Tranche Revolving Commitments in an aggregate amount equal to $38,375,527.10, which revolving credit facility includes a sub-facility for letter of credit issuances in the amount of $22,327,163.13; (ii) USD Term A Loans in an aggregate principal amount equal to $425,000,000; (iii) USD Term C Loans in an aggregate principal amount equal to $156,412,093.89 and (iv) EUR Term D Loans in an aggregate principal amount equal to €173,425,559.64 The Global Tranche Revolving Loans and the USD Term A Loans (the “2025 Maturity Date Loans”) will bear interest at (depending on the Company’s election from time to time) either (a) the Adjusted Term SOFR, Adjusted Eurocurrency Rate, or Daily Simple SONIA plus 6.00% per annum or (b) the Base Rate plus 5.00% per annum (in each case, subject to increase as described below), and the unfunded portion of the Global Tranche Revolving Commitments will accrue a commitment fee at a per annum rate of 0.925%. The interest accruing on the 2025 Maturity Date Loans is payable in cash, and the 2025 Maturity Date Loans mature on July 31, 2025. The USD Term C Loans and the EUR Term D Loans (the “2027 Maturity Date Loans”) will bear interest at a per annum rate of 14.00%. The interest accruing on the 2027 Maturity Date Loans is payable in kind, and thus capitalized thereon and increasing the principal balance thereof, on a quarterly basis, and the 2027 Maturity Date Loans mature on July 31, 2027. The Company must make mandatory amortization payments in respect of the USD Term A Loans in an amount equal to (a) $1,750,000 on the last day of each calendar quarter during calendar year 2024 and (b) $3,500,000 on the last day of each of the first two calendar quarters during calendar year 2025. The Company must make mandatory amortization payments in respect of (a) the USD Term C Loans in an amount equal to $1,750,000 and (b) the EUR Term D Loans in an amount equal to €1,581,993, in each case, on the last day of each calendar quarter, commencing December 31, 2025. In connection with the Debt Restructuring Agreement, the Company issued to the Lenders (or affiliates thereof) warrants to purchase shares of common stock of the Company at an exercise price of $0.01 per share (the “Warrants”) pursuant to a warrant purchase agreement (the “Warrant Purchase Agreement”). The Warrants were issued on August 2, 2023 and are exercisable for 2,548,874 shares of common stock, representing approximately 4.99% of the total issued and outstanding shares of common stock of the Company in the aggregate (calculated on a fully-diluted basis) (the “Warrant Shares”). The Warrants are exercisable for five years from the date on which they are eligible to be exercised, with Warrants representing 2.99% of the total issued and outstanding shares of common stock of the Company in the aggregate (calculated on a fully-diluted basis) immediately exercisable and the remainder of the Warrants exercisable upon the occurrence of certain events related to Repayment Incentive Milestones as described below. In connection with the issuance of the Warrants, the Company entered into a registration rights agreement that requires the Company to register the Warrants and the Warrant Shares for resale within 30 days of becoming current in its reporting obligations with the U.S. Securities and Exchange Commission (the “Registration Rights Agreement”).

The Debt Restructuring Agreement also provides that the Borrowers are required to pay (i) an approximately $16,250,000 restructuring fee (the “Restructuring Fee”), which will become due and payable upon the earlier of (a) the occurrence of a payment or bankruptcy event of default, the acceleration of the loans under the Amended Credit Agreement, or the repayment in full of the obligations outstanding under the Amended Credit Agreement and (b) July 31, 2025, and (ii) a $10,000,000 facility fee (the “Facility Fee”), which will become due and payable upon the earlier of (a) the occurrence of a payment or bankruptcy event of default, the acceleration of the loans under the Amended Credit Agreement, or the repayment in full of the obligations outstanding under the Amended Credit Agreement and (b) July 31, 2027, but all or portions of which will be waived if the USD Term A Loans are repaid in the following aggregate, cumulative amounts by the following dates: (a) if $40,000,000 of the USD Term A Loans are repaid on or before January 31, 2024, $2,000,000 of the Facility Fee will be waived; (b) if $80,000,000 of the USD Term A Loans are repaid on or before July 31, 2024, $2,000,000 of the Facility Fee will be waived; (c) if $160,000,000 of the USD Term A Loans are repaid on or before January 31, 2025, $2,000,000 of the Facility Fee will be waived; and (d) if $425,000,000 of the USD Term A Loans is repaid on or before July 31, 2025, $4,000,000 of the Facility Fee will be waived (each such payment date, a “Repayment Incentive Milestone Date” and each such payment milestone, a “Repayment Incentive Milestone”). The Borrowers may also achieve, on each Repayment Incentive Milestone Date, a partial waiver of the amount of the Facility Fee contemplated to be waived on such date on a pro rata basis in certain increments if the Borrowers fail to fully satisfy the Repayment Incentive Milestone on such Repayment Incentive Milestone Date. If the Borrowers fail to satisfy any Repayment Incentive Milestone on any Repayment Incentive Milestone Date, (i) the interest rates for the 2025 Maturity Date Loans will be increased by 0.50% per annum on the date immediately following such Repayment Incentive Milestone Date; provided that if the Borrowers thereafter satisfy a Repayment Incentive Milestone, such interest rates will be automatically reduced, on the date immediately following such Repayment Incentive Milestone Date, by the aggregate amount of increases thereto effectuated pursuant to the failure to satisfy any Repayment Incentive Milestone (and that are still in effect), and (ii) certain of the Warrants issued to the Lenders (or affiliates thereof) would become exercisable on the date immediately following each such Repayment Incentive Milestone Date for a fixed number of shares of common stock of the Company representing in total an aggregate of approximately 2.00% of the total issued and outstanding shares of common stock of the Company.

The Debt Restructuring Agreement also: (i) requires the Company to comply with additional reporting requirements, including, among other things, delivering regular 13-week cash flow projections for the Company and its U.S. subsidiaries (the “U.S. Cash Flow Forecast”), and extends the delivery dates for certain annual and quarterly financial statement deliverables; (ii) requires the Company to comply with the aggregate receipt and disbursement line items set forth in the U.S. Cash Flow Forecast, which compliance is tested every two weeks on a cumulative, trailing four-week basis and is subject to certain permitted variances and exclusions; (iii) requires the Board to elect an additional director with restructuring and turnaround experience and the Company to continue to retain a chief restructuring officer for at least 18 months; (iv) includes additional conditions on borrowings of Global Tranche Revolving Loans, including (x) a requirement that the Company and the U.S. Loan Parties (as defined below) have no more than $7,000,000 of unrestricted cash and cash equivalents on hand immediately after giving effect to such borrowing and the use of proceeds thereof and (y) a condition limiting borrowings, during any trailing four-week period, to an amount equal to 115% of the amount forecasted to be borrowed during such period pursuant to the U.S. Cash Flow Forecast; (v) requires the Company to comply with the following financial covenants: (a) a maximum Consolidated Net Leverage Ratio (which excludes the 2027 Maturity Date Loans), which is tested on a quarterly basis, commencing with the fiscal quarter ending on or about March 31, 2024, (b) a minimum Consolidated Interest Coverage Ratio (which excludes the interest accruing on the 2027 Maturity Date Loans, the Restructuring Fee, and the Facility Fee), which is tested on a quarterly basis, commencing with the fiscal quarter ending on or about March 31, 2024, (c) a $15 million minimum liquidity covenant, which is tested on a weekly basis and calculated solely with respect to the U.S. Loan Parties and inclusive of unfunded Global Tranche Revolving Commitments, (d) a $31 million maximum capital expenditure covenant, tested each fiscal year, and (e) a minimum Consolidated EBITDA covenant ranging between $87 million and $128 million, which varies each fiscal quarter and is tested on a quarterly, trailing twelve-month basis, commencing with the fiscal quarter ending on or about March 31, 2024; (vi) requires the Company to make additional mandatory prepayments with the net cash proceeds from certain equity issuances and extraordinary receipts in excess of $2,500,000 and from certain tax refunds in excess of $3,000,000, in each case, in the aggregate during any fiscal year; (vii) incorporates a weekly mandatory prepayment applied solely to the Global Tranche Revolving Loans with unrestricted cash and cash equivalents of the Company and the Company’s U.S. subsidiaries that are guarantors (collectively, the “U.S. Loan Parties”) in excess of $7,000,000; and (viii) provides that any unrestricted cash and cash equivalents held by the Company’s subsidiaries that are not U.S. Loan Parties in excess of (a) for the calendar months ending September 30, 2023 through February 28, 2024, $55,000,000, (b) for the calendar months ending March 31, 2024 through August 31, 2024, $50,000,000, and (c) for the calendar month ending September 30, 2024 and each calendar month thereafter, $45,000,000, must be transferred, distributed, and/or repatriated to the U.S. Loan Parties, subject to certain exceptions.

The foregoing description of the Debt Restructuring Agreement does not purport to be complete and is qualified in its entirety by reference to the Debt Restructuring Agreement, a copy of which is attached here as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 with respect to the Warrants, the Warrant Shares, the Warrant Purchase Agreement, and the Registration Rights Agreement is hereby incorporated by reference into this Item 3.02. The Warrants were and the Warrant Shares will be issued in transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

2022 Form 10-K and First and Second Quarter 2023 Form 10-Q Filings

The Company currently expects to file with the U.S. Securities and Exchange Commission its Form 10-K by late August 2023, its Q1 Form 10-Q by late September 2023, and its Q2 Form 10-Q by late October 2023; however, there can be no assurance that any or all of the Form 10-K, Q1 Form 10-Q, or Q2 Form 10-Q will be filed by such dates. On August 3, 2023, the Company filed with the SEC a Notification of Late Filing on Form 12b-25 to disclose such anticipated delay in its Q2 Form 10-Q filing. While the Company is still completing its second quarter 2023 financial close process, it expects that its Q2 Form 10-Q will reflect a material decline in revenues for the quarter ended July 1, 2023 as compared to the quarter ended June 25, 2022. The Company believes that its preliminary estimated revenue results for the quarter ended July 1, 2023 will be within the range of $260 - $270 million. The Company previously disclosed on Current Reports on Form 8-K filed on March 16, 2023, April 7, 2023, May 8, 2023 (as amended), May 30, 2023, and July 7, 2023 that it has identified multiple prior period misstatements and material weaknesses in internal control over financial reporting for the periods covered by the Form 10-K, and it is continuing its work to finalize its financial close process, including the restatement of its previously issued financial statements, and the identification, quantification, and remediation of material weaknesses, as applicable.

New York Stock Exchange Continued Listing Standards

The Company previously disclosed on a Current Report on Form 8-K filed on June 7, 2023 that it received a notice from the NYSE indicating the Company is not in compliance with Sections 802.01B and 802.01C of the NYSE Listed Company Manual. The Company has submitted its business plan advising the NYSE of definitive action the Company is taking to bring the Company into compliance with the continued listing standards and is in discussions with the NYSE.

Board of Directors Composition

As noted in Item 1.01 above, the Debt Restructuring Agreement requires the Company to add to its Board an additional director with restructuring and turnaround experience. In connection with this action, the Board is also evaluating additional changes to its composition, to ensure it is best positioned to support compliance with the Debt Restructuring Agreement and the Company’s operating plan.

Item 8.01 Other Events.

On August 3, 2023, the Company issued a press release announcing the execution of the Debt Restructuring Agreement. The press release is attached as Exhibit 99.1 to this Current Report and incorporated into this Item 8.01 by reference.

Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the timing of the filing of the Form 10-K, the Q1 Form 10-Q, and the Q2 Form 10-Q, preliminary estimated revenues for the quarter ended July 1, 2023, the Company’s ability to regain compliance with NYSE continued listing standards and the Board’s intention to modify its composition. Such forward-looking statements are based on assumptions about many important factors, including risks identified in the Company’s most recent filing on Form 10-K and other SEC filings, all of which are available on the Company’s website. The Company does not undertake to update its forward-looking statements unless otherwise required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Warrant.

10.1
Debt Restructuring Agreement, dated as of August 2, 2023, by and among Tupperware Brands Corporation, as parent borrower, Tupperware Products AG, as Swiss subsidiary borrower, the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

10.2	Warrant Purchase Agreement, dated as of August 2, 2023, by and among Tupperware Brands Corporation, Wells Fargo Bank, National Association and the lenders (or affiliates thereof) party thereto.

10.3	Registration Rights Agreement, dated as of August 2, 2023, by and among Tupperware Brands Corporation, Wells Fargo Bank, National Association and the lenders (or affiliates thereof) party thereto.

99.1	Press Release of Tupperware Brands Corporation, dated August 3, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date:	August 3, 2023	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Executive Vice President, Chief Legal Officer & Secretary